UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2009

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida	0-24763	59-3429602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Disclosure of Results of Operations and Financial Condition

Regency Centers, L.P.’s (the “Company”) affiliate, Regency Centers Corporation (“RCC”), issued a press released dated March 12, 2009 that revised previously announced results for the year ended December 31, 2008 and updated information that was previously disclosed regarding the Company’s and RCC’s financial statements filed in our 2008 third quarter Form 10-Q. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 4.02(a):	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As previously disclosed by the Company, in connection with the dissolution of two of its co-investment partnerships with Macquarie Countrywide Trust that had liquidation provisions permitting the distribution-in-kind of assets, the Company undertook a review of its accounting for the sale of real estate to those partnerships.

On March 12, 2009, after consulting with the staff of the U.S. Securities and Exchange Commission, the Company determined that the Company’s consolidated financial statements for the three and nine months ended September 30, 2008 contained in its third quarter Form 10-Q should not be relied upon. The Company will file a Form 10-Q/A amending its 2008 third quarter Form 10-Q. The Company anticipates filing its 2008 Form 10-K with the SEC on a timely basis (due March 17, 2009).

RCC’s press release dated March 12, 2009, that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein, describes the corrections to the Company’s financial statements.

The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the conclusions of management and the matters disclosed in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by Regency Centers Corporation on March 12, 2009 (incorporated by reference to Exhibit 99.1 to Regency Centers Corporation’s Form 8-K filed with the Securities and Exchange Commission on March 12, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS, L.P.
(registrant)

	By:	Regency Centers Corporation,
Its General Partner

March 12, 2009	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
Finance and Principal Accounting Officer

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